UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2007

Telular Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23212	36-3885440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois		60606-6622
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-379-8397

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2007, Kevin J. Wiley, due to his relocation overseas, resigned from his position as a member of the board of directors of Telular Corporation (the "Company"), where he served as a member of the Compensation Committee of the Company. In recognition of his service to the Company for the majority of fiscal 2007, the Company will accelerate, by three months, the vesting dates for restricted stock and stock options that had been granted previously to Mr. Wiley as compensation for board service during fiscal 2007. As a result of this accelerated vesting, on July 30, 2007, 2,008 shares of restricted stock and stock options exercisable into 21,420 shares of Telular common stock will vest.

On July 27, 2007, the board of directors of the Company appointed Betsy Bernard and Brian McCarthy as directors of the Company, effective July 30, 2007, to serve a term from July 30, 2007 until the next annual meeting of shareholders of the Company. The compensation for each director for service during the remainder of 2007 will consist of: (1) $3,750 retainer fee; (2) $1,000 fee for each quarterly board meeting; (3) a stock option award convertible into 2,225 shares of the Company’s common stock; and (4) a restricted stock award of 205 shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telular Corporation

August 2, 2007	By:	/s/ Joseph Beatty

Name: Joseph Beatty
Title: Chief Financial Officer